SUN MICROSYSTEMS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS PER SHARE
                                   (unaudited)
                    (in thousands, except per share amounts)

PRIMARY


                                                      Three Months Ended,
                                                      -------------------
                                                   September 28,  September 29,
                                                       1997            1996
                                                     --------       --------
Net income                                           $108,433        $123,390
                                                     ========        ========

Weighted average common
shares outstanding                                    372,062         367,114

Common - equivalent shares
attributable to stock options and warrants             23,037          23,002
                                                     --------        --------

Total common and common -
equivalent shares outstanding                         395,099         390,116
                                                     ========        ========
Net income per common and
common - equivalent share                            $   0.27        $   0.32
                                                     ========        ========


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                             SUN MICROSYSTEMS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS PER SHARE
                                   (unaudited)
                    (in thousands, except per share amounts)

FULLY DILUTED


                                                        Three Months Ended,
                                                        -------------------
                                                   September 28,   September 29,
                                                          1997          1996
                                                       --------       --------
Net income                                             $108,433       $123,390
                                                       ========       ========

Weighted average common
shares outstanding                                      371,648        367,114

Common - equivalent shares
attributable to stock options and warrants               23,336         24,212
                                                       --------       --------

Total common and common -
equivalent shares outstanding                           394,984        391,326
                                                       ========       ========
Net income per common and
common - equivalent share                              $   0.27       $   0.32
                                                       ========       ========


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